EX-99.19a-1

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	November 2019
Distribution amount per share	$0.04639

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01360	29%	$0.01360	29%
Net Realized ST Cap Gains	0.00096	2%	0.00096	2%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.03183	69%	0.03183	69%

Total (per common share)	$0.04639	100%	$0.04639	100%

Average annual total return (in relation to NAV) for the five years ended 10-31-2019	6.61%

Annualized current distribution rate expressed as a percentage of month end NAV as of 10-31-2019	9.94%

Cumulative total return (in relation to NAV) for the fiscal year through 10-31-2019	13.80%

Cumulative fiscal year distributions as a percentage of NAV as of 10-31-2019	0.83%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1119

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	December 2019
Distribution amount per share	$0.04680

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01348	29%	$0.02699	29%
Net Realized ST Cap Gains	0.00608	13%	0.00608	7%
Net Realized LT Cap Gains	0.01368	29%	0.01368	15%
Return of Capital or Other Capital Source	0.01356	29%	0.04644	49%

Total (per common share)	$0.04680	100%	$0.09319	100%

Average annual total return (in relation to NAV) for the five years ended 11-30-2019	6.79%

Annualized current distribution rate expressed as a percentage of month end NAV as of 11-30-2019	9.96%

Cumulative total return (in relation to NAV) for the fiscal year through 11-30-2019	1.47%

Cumulative fiscal year distributions as a percentage of NAV as of 11-30-2019	1.65%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-1219

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	January 2020
Distribution amount per share	$0.04738

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01216	26%	$0.03786	27%
Net Realized ST Cap Gains	0.00348	7%	0.00955	7%
Net Realized LT Cap Gains	0.01550	33%	0.02918	21%
Return of Capital or Other Capital Source	0.01624	34%	0.06398	45%

Total (per common share)	$0.04738	100%	$0.14057	100%

Average annual total return (in relation to NAV) for the five years ended 12-31-2019	7.46%

Annualized current distribution rate expressed as a percentage of month end NAV as of 12-31-2019	9.94%

Cumulative total return (in relation to NAV) for the fiscal year through 12-31-2019	3.70%

Cumulative fiscal year distributions as a percentage of NAV as of 12-31-2019	2.46%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0120

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	February 2020
Distribution amount per share	$0.04767

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01183	25%	$0.04941	26%
Net Realized ST Cap Gains	0.00813	17%	0.01768	9%
Net Realized LT Cap Gains	0.02771	58%	0.12115	65%
Return of Capital or Other Capital Source	0.00000	0%	0.00000	0%

Total (per common share)	$0.04767	100%	$0.18824	100%

Average annual total return (in relation to NAV) for the five years ended 1-31-2020	7.60%

Annualized current distribution rate expressed as a percentage of month end NAV as of 1-31-2020	10.11%

Cumulative total return (in relation to NAV) for the fiscal year through 1-31-2020	3.36%

Cumulative fiscal year distributions as a percentage of NAV as of 1-31-2020	3.33%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0220

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	March 2020
Distribution amount per share	$0.04746

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01149	24%	$0.06066	26%
Net Realized ST Cap Gains	0.00000	0%	0.01743	7%
Net Realized LT Cap Gains	0.03597	76%	0.15761	67%
Return of Capital or Other Capital Source	0.00000	0%	0.00000	0%

Total (per common share)	$0.04746	100%	$0.23570	100%

Average annual total return (in relation to NAV) for the five years ended 2-29-2020	5.94%

Annualized current distribution rate expressed as a percentage of month end NAV as of 2-29-2020	10.59%

Cumulative total return (in relation to NAV) for the fiscal year through 2-29-2020	-0.94%

Cumulative fiscal year distributions as a percentage of NAV as of 2-29-2020	4.38%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0320

MFS® Special Value Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution period	April 2020
Distribution amount per share	$0.04075

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.01273	31%	$0.07436	27%
Net Realized ST Cap Gains	0.00000	0%	0.00937	3%
Net Realized LT Cap Gains	0.02802	69%	0.19272	70%
Return of Capital or Other Capital Source	0.00000	0%	0.00000	0%

Total (per common share)	$0.04075	100%	$0.27645	100%

Average annual total return (in relation to NAV) for the five years ended 3-31-2020	3.55%

Annualized current distribution rate expressed as a percentage of month end NAV as of 3-31-2020	10.36%

Cumulative total return (in relation to NAV) for the fiscal year through 3-31-2020	-12.22%

Cumulative fiscal year distributions as a percentage of NAV as of 3-31-2020	5.86%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MFVSN-0420